UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JGWPT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3037859
(State of Incorporation or Organization)	(I.R.S. Employer or Identification No.)

201 King of Prussia Road, Suite 501 Radnor, Pennsylvania	19087-5148
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.00001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-191585

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock—Common Stock—Class A Shares” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-191585), as originaly filed with the U.S. Securities and Exchange Commission on October 7, 2013, under the Securities Act of 1933, as amended, and as amended to date, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 1, 2013

JGWPT HOLDINGS INC.

	By:	/s/ Stephen Kirkwood
		Name:	Stephen Kirkwood
		Title:	Executive Vice President, General Counsel and Corporate Secretary